Exhibit 99.1

Verandah at Meyerland

Houston, TX

CORPORATE HEADQUARTERS

15601 Dallas Parkway

Suite 600

Addison, Texas 75001

866.655.3600

behringerharvard.com

INVESTOR INFORMATION

For additional information about Behringer Harvard and its real estate programs, please contact us at 866.655.3650.

Commentary and Highlights

Market Update

•                  We believe the current economic environment provides opportunities to acquire multifamily investments from pension funds and other institutional investors due to their need to obtain additional funds to solve cash deficiencies or as a result of the “denominator effect.” This effect occurs when investment managers are forced to rebalance their portfolio due to a drop in the stock or bond markets or private equity investments. The imbalance can be corrected by either additional investment in assets in which the portfolio is underexposed or sale of assets to which it is overexposed.

•                  In August, the board of directors declared distributions payable to stockholders at the annualized rate of 7% to be paid to stockholders of record each day during the months of September, October, and November. Distributions for each month will be paid in cash on or before the 16th day of the following month.

Financial Statements

•                  As of June 30, 2009, we had invested in 11 multifamily communities for a total purchase price/development cost of $810 million, excluding depreciation. This includes nine investments in various stages of development and two operating multifamily communities:

•                  Stabilized multifamily communities (occupancy as of June 30, 2009): The Reserve at Johns Creek Walk (94% occupied) and Verandah at Meyerland (92% occupied)

•                  Projects currently leasing: The Eclipse, Satori, 55 Hundred, The Venue, Grand Reserve, Bailey’s Crossing, and The Cameron

•                  Multifamily communities in preleasing: Alexan Prospect and Veritas

•                  Our strategy of investing in joint ventures, through our co-investment arrangement with PGGM Private Real Estate Fund, benefits the REIT by increasing its investment opportunities, although it results in unconsolidated financial reporting. Because of this, the REIT’s earnings from these investments are reflected on the income statement in “equity in earnings of unconsolidated real estate joint venture investments.”

•                  As of June 30, 2009, we had sold a total of approximately 17.8 million shares of common stock and raised a total of $178 million in gross proceeds through our initial public offering. When combined with the $127.3 million raised from the sale of 14.2 million shares of common stock sold through our private offering, our total gross proceeds exceed $300 million.

•                  The REIT’s total assets were $256.1 million at June 30, 2009 and $120.9 million at December 31, 2008. Included in total assets were our joint venture investments of $102.7 million at June 30, 2009, and $96.5 million at December 31, 2008.

•                  For the six months ended June 30, 2009, we reported a net income of $0.5 million, compared to a net income of $1.5 million for the six months ended June 30, 2008. The decrease in net income is primarily due to additional general and administrative expenses and asset management fees due to a larger portfolio, as well as a reduction in interest income due to lower interest rates on our cash equivalents. These decreases are partially offset by an increase in our equity in earnings in unconsolidated real estate joint ventures as a result of additional investments made after June 30, 2008.

Some numbers have been rounded for presentation purposes.

Investment in Stabilized Communities – Leasing Progress
Initial Investment
Occupancy Levels
25%
50%
75%
100%
The Reserve at Johns Creek Walk, Johns Creek (near Atlanta), GA (210 rental units)
Third Quarter 2007
Verandah at Meyerland, Houston, TX (301 rental units)
Second Quarter 2009
Investment in Development Communities – Construction Progress
Initial Investment
Percentage Complete
25%
50%
75%
100%
The Eclipse, Houston, TX (330 rental units)
Second Quarter 2007
Satori, Fort Lauderdale, FL (279 rental units)
Fourth Quarter 2007
The Venue, Henderson (near Las Vegas), NV (168 rental units)
Second Quarter 2008
55 Hundred, Arlington County, VA (234 rental units)
Fourth Quarter 2007
The Cameron, Silver Spring, MD (325 rental units)
Fourth Quarter 2007
Bailey's Crossing, Fairfax/Arlington Counties, VA (414 rental units)
Third Quarter 2007
Grand Reserve (formerly named Lovers Lane Townhomes), Dallas, TX (149 rental units)
Second Quarter 2007
Alexan Prospect, Denver, CO (400 rental units)
Second Quarter 2008
Veritas (formerly named Alexan St. Rose), Las Vegas area, NV (430 rental units)
Third Quarter 2007

Consolidated Balance Sheets

(in thousands, except share amounts)	Jun. 30, 2009	Dec. 31, 2008

Assets
Investments in unconsolidated real estate joint ventures	$102,684	$96,505
Cash and cash equivalents	149,955	23,771
Notes receivable	2,300	1
Escrow deposits	750	—
Receivables from affiliates	54	299
Other assets, net	312	318
Total assets	$256,055	$120,894

Liabilities and stockholders’ equity

Liabilities
Payables to affiliates	$760	$627
Distributions payable	1,737	832
Accrued offering costs payable to affiliates	1,670	6,918
Accounts payable and other liabilities	331	123
Total liabilities	4,498	8,500

Commitments and contingencies

Stockholders’ equity
Preferred stock, $.0001 par value per share; 125,000,000 shares authorized, none outstanding	—	—
Non-participating, non-voting convertible stock, $.0001 par value per share; 1,000 shares authorized; 1,000 shares issued and outstanding	—	—
Common stock, $.0001 par value per share; 875,000,000 shares authorized, 31,939,965 and 15,347,792 shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively	3	1
Additional paid-in capital	263,379	117,268
Cumulative distributions and net loss	(11,825)	(4,875)
Total stockholders’ equity	251,557	112,394
Total liabilities and stockholders’ equity	$256,055	$120,894

The accompanying unaudited, consolidated financial statements do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America (GAAP). The financial statements include all adjustments (of a normal recurring nature) necessary to present fairly our consolidated financial position as of June 30, 2009 and December 31, 2008, our unaudited consolidated result of operations for the three- and six-month periods ended June 30, 2009 and June 30, 2008, and cash flows for the periods ended June 30, 2009 and June 30, 2008.

NEITHER THE ATTORNEY GENERAL OF THE STATE OF NEW YORK NOR ANY OTHER STATE SECURITIES REGULATOR HAS PASSED ON OR ENDORSED THE MERITS OF ANY OFFERING OF BEHRINGER HARVARD SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Consolidated Statements of Cash Flows

	6 mos. ended	6 mos. ended
(in thousands)	Jun. 30, 2009	Jun. 30, 2008

Cash flows from operating activities
Net income	$546	$1,532
Adjustments to reconcile net income to net cash provided by operating activities
Equity in earnings of investments in unconsolidated real estate joint ventures	(2,214)	(1,858)
Distributions received from unconsolidated real estate joint ventures	2,766	1,858
Depreciation and amortization	24	30
Stock-based compensation	—	12
Changes in operating assets and liabilities
Accrued interest on notes receivable	(72)	—
Accounts payable and other liabilities	117	(77)
Other assets	211	(30)
Payables to affiliates	338	101
Accounts receivables	—	(20)
Cash provided by operating activities	1,716	1,548

Cash flows from investing activities
Investments in unconsolidated real estate joint ventures	(10,241)	(18,227)
Issuances of notes receivable	(2,183)	—
Funding of escrow deposits	(750)	—
Return of investments in unconsolidated real estate joint ventures	3,050	831
Other	48	45
Cash used in investing activities	(10,076)	(17,351)

Cash flows from financing activities
Proceeds from sales of common stock	164,839	—
Offering costs paid	(24,715)	—
Distributions on common stock paid	(4,396)	(2,610)
Redemption of common stock	(1,184)	(50)
Change in payables to affiliates	—	(222)
Change in subscriptions for common stock	—	53
Change in subscriptions cash received	—	(53)
Cash provided by (used in) financing activities	134,544	(2,882)

Net change in cash and cash equivalents	126,184	(18,685)
Cash and cash equivalents at beginning of period	23,771	53,378
Cash and cash equivalents at end of period	$149,955	$34,693

This quarterly report summary contains forward-looking statements, including discussion and analysis of the financial condition of Behringer Harvard Multifamily REIT I, Inc. (which may be referred to as the “REIT,” “we,” “us,” or “our”) and our subsidiaries, our anticipated improvements to, and disposition of, properties, amounts of anticipated cash distributions to our investors in the future, and other matters. These forward-looking statements are not historical facts but are the intent, belief, or current expectations of management based on their knowledge of the business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Such factors include those described in the Risk Factors set forth in our filings made with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

IMPORTANT RISK FACTORS TO CONSIDER

Behringer Harvard Multifamily REIT I, Inc. was formed in August 2006. There can be no assurance the investment objectives described herein will be achieved. This investment is subject to substantial risks. These risks include absence of a public market for these securities, limited operating history, absence of properties identified for acquisition, limited transferability and lack of liquidity, risks associated with lending activities, no assurance that distributions will continue to be made or that any particular rate of distribution will be maintained, reliance on the REIT’s advisor, payment of significant fees to the advisor and its affiliates, potential conflicts of interest, lack of diversification in property holdings until significant funds have been raised, potential development risks and construction delays, risk associated with mortgage and mezzanine financing, the potential inability to retain current residents and attract new residents due to a competitive housing market, risk that the REIT’s operating results will be affected by economic and regulatory changes that have an adverse impact on our investments, and risk the program will not achieve all of its objectives if it does not fully complete its current securities offering. These risks may impact Behringer Harvard Multifamily REIT I, Inc.’s ability to make distributions as stated in the current prospectus.

Consolidated Statements of Operations

(in thousands)	3 mos. ended Jun. 30, 2009	3 mos. ended Jun. 30, 2008	6 mos. ended Jun. 30, 2009	6 mos. ended Jun. 30, 2008

Rental revenue	$—	$—	$—	$—

Expenses
Asset management and other fees	283	230	545	405
General and administrative	613	245	1,374	541
Depreciation and amortization	10	8	24	30
Total expenses	906	483	1,943	976

Interest income	195	225	275	650
Equity in earnings of unconsolidated real estate joint venture investments	1,119	1,093	2,214	1,858
Net income	$408	$835	$546	$1,532

Weighted average number of common shares outstanding	26,334	14,267	21,880	14,269
Basic and diluted income per share	$0.02	$0.06	$0.02	$0.11

Funds From Operations and Modified Funds From Operations Reconciliation

Net income	$408	$835	$546	$1,532
Adjustments
Real estate depreciation(1)	352	278	713	559
Funds from operations (FFO)(2)	$760	$1,113	$1,259	$2,091
Acquisition expenses	98	—	98	—
Modified funds from operations (MFFO)(3)	$858	$1,113	$1,357	$2,091

(1)          Includes our share of joint venture depreciation.

(2)          Funds from operations (FFO) is defined by the National Association of Real Estate Investment Trusts as net income (loss), computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures, and subsidiaries. FFO should not be considered as an alternative to net income (loss) or as an indication of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

(3)          In addition to FFO, we use modified funds from operations (MFFO), which excludes from FFO acquisition-related costs, impairment charges and adjustments to fair value for derivatives not qualifying for hedge accounting, to further evaluate our operating performance.

PRESORTED
15601 Dallas Parkway, Suite 600	STANDARD
Addison, TX 75001	U.S. POSTAGE PAID
ADDISON, TX
Date Published 09/09 • IN • 403490	PERMIT NO. 36
© 2009 Behringer Harvard